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                                                                     Exhibit 5.3

                      [LIONEL SAWYER & COLLINS LETTERHEAD]



                                  November 19, 2002




Starwood Hotels & Resorts Worldwide, Inc.
1111 Westchester Avenue
White Plains, New York 10604

              Re:   Starwood Hotels & Resorts Worldwide, Inc.
                    7 3/8% Senior Notes Due 2007
                    7 7/8% Senior Notes Due 2012


Ladies And Gentlemen:

   We have acted as special Nevada counsel to the Guarantor (as hereinafter defined), and we refer to the Registration Statement on Form S-4 (the "Registration Statement") being filed by Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation"), and the Guarantor (as hereinafter defined) with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), to register up to $700,000,000 aggregate principal amount of the Corporation's 7 3/8% Senior Notes due 2007 (the "5-Year Exchange Notes") and up to $800,000,000 aggregate principal amount of the Corporation's 7 7/8% Senior Notes due 2012 (the "10-Year Exchange Notes" and, together with the 5-Year Exchange Notes, the "Exchange Notes") to be issued in an exchange offer for, respectively, $700,000,000 aggregate principal amount of the Corporation's outstanding 7 3/8% Senior Notes due 2007 (the "5-Year Original Notes") and $800,000,000 aggregate principal amount of the Corporation's outstanding 7 7/8% Senior Notes due 2012 (the "10-Year Original Notes" and, together with the 5-Year Original Notes, the "Original Notes"). The Original Notes and the Exchange Notes are referred to herein collectively as the "Notes." The Original Notes are, and the Exchange Notes will be, guaranteed (the "Guarantees") by Sheraton Holding Corporation, a Nevada corporation (the "Guarantor"). Original Notes that are accepted for exchange for Exchange Notes will be cancelled and retired.

   The Original Notes were and the Exchange Notes will be issued pursuant to an Indenture dated as of April 19, 2002 (the "Indenture") among the Corporation, the Guarantor and U.S. Bank National Association, N.A., as trustee (the "Trustee"). The Original Notes were issued and sold on April 19, 2002 to Lehman Brothers Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., SG Cowen Securities Corporation, Banc of America Securities LLC, Credit Lyonnais Securities (USA) Inc., Fleet
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Starwood Hotels & Resorts Worldwide, Inc.
November 19, 2002
Page 2


Securities, Inc., BMO Nesbitt Burns Corp., Bear, Stearns & Co. Inc. and Scotia Capital (USA) Inc., the initial purchasers thereof (the "Initial Purchasers"), without registration under the Securities Act, and were offered and sold by the Initial Purchasers to qualified institutional buyers in reliance on Rule 144A under the Securities Act and in transactions outside the United States in reliance on Regulation S under the Securities Act. In connection with the offer and sale of the Original Notes, the Corporation and the Guarantor entered into a Registration Rights Agreement dated as of April 19, 2002 (the "Registration Rights Agreement"), with the Initial Purchasers, providing for, among other things, the exchange of the Original Notes. The Registration Statement is being filed pursuant to the Registration Rights Agreement.

   In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement and the Indenture. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

   Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

   1. The Guarantor is a duly incorporated and validly existing corporation in good standing under the laws of the State of Nevada.

   2. The Guarantor has the requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture.

   3. The Indenture has been duly authorized, executed and delivered by the Guarantor.

   4. The execution, delivery and performance of the Indenture to which Guarantor is a party do not and will not violate the articles of incorporation or the bylaws of the Guarantor.

   This opinion letter is limited to the laws of the State of Nevada.

   We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in a category of persons whose consent is required pursuant to
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                Very truly yours,



                                Lionel Sawyer & Collins